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                                                                     Exhibit 8.2


                                                 [        ], 2005


Focus Media Holding Limited
28-30/F, Zhao Feng World Trade Building
369 Jiangsu Road
Shanghai 100032
China

Ladies and Gentlemen:

     We have acted as United States counsel to Focus Media Holding Limited, a Cayman Islands company (the "Company"), in connection with the preparation and filing by the Company with the Securities and Exchange Commission of the
Registration Statement on Form F-1 dated [        ], 2005 (the "Registration
Statement") under the Securities Act of 1933, as amended (the "Securities Act"),
with respect to [        ] American depositary shares (the "ADSs") representing
[        ] ordinary shares, par value $0.01 per share (the "Shares"). The ADSs will be evidenced by American depositary receipts (the "ADRs") to be issued under the deposit agreement to be entered into by and among the Company,
[        ]., as Depositary (the "Depositary"), and all holders and beneficial owners of ADSs evidenced by ADRs issued thereunder (the "Deposit Agreement").

     We have examined (i) the Registration Statement (File No. [        ]) filed
by the Company under the Securities Act and (ii) a form of the Deposit Agreement, which will form a part of the Registration Statement on Form F-6 to be filed by the Depositary and the Company under the Securities Act. In addition, we have examined, and have relied as to matters of fact upon, forms of the documents delivered to you at the closing, and upon originals, or duplicates or certified or conformed copies, of such corporate records, agreements, documents and other

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instruments and such certificates or comparable documents of public officials and of officers and representatives of the Company, and have made such other and further investigations, as we have deemed necessary or appropriate as a basis for the opinion hereinafter set forth.

     In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies, and the authenticity of the originals of such latter documents. We have assumed that the Deposit Agreement and other documents will be executed by the parties in the forms provided to and reviewed by us. We have further assumed that all transactions relating to the ADRs will be carried out in accordance with the terms of the Deposit Agreement and related documents.

     Based upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein, and in the Registration Statement, we hereby confirm our opinion set forth in the Registration Statement under the caption "Taxation -- United States Federal Income Taxation."

     We do not express any opinion herein concerning any law other than the federal tax law of the United States.

     We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement and to the reference to our firm under the headings "Taxation -- United States Federal Income Taxation" and "Legal Matters" in the Registration Statement.




                                                  Very truly yours,



                                                  SIMPSON THACHER & BARTLETT LLP